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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements for Perrigo Company's 1988 Employee Incentive Stock Option Plan as amended (Registration Nos. 33-46265 and 333-101205), 1989 Non-qualified Stock Option Plan for Directors as amended (Registration Nos. 33-46264 and 333-101204), 2003 Long-Term Incentive Plan (Registration Nos. 333-118194 and 333-136639), L. Perrigo Investment Plan and Trust (Registration No. 33-46262) and Profit-Sharing and Investment Plan (Registration No. 333-141101) of our reports dated August 22, 2007 relating to the consolidated financial statements and schedule and the effectiveness of Perrigo Company's internal control over financial reporting, which appear in this Form 10-K.


                                        By: /s/ BDO Seidman, LLP
                                            --------------------
                                            BDO Seidman, LLP

Grand Rapids, Michigan
August 22, 2007



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